Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Ladder Capital Corp of our report dated February 11, 2022 relating to the financial statements, which appears in Ladder Capital Corp's Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP
New York, NY
June 7, 2023

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